MAX MEDIA PROPERTIES LLC

                           Consolidated Balance Sheets


                                                                                                        (unaudited)
                                                                              December 31                 June 30
                                                                                 1997                       1998
                                                                             -------------             -------------
Assets (note 4)
Current assets:
      Cash and cash equivalents                                              $   1,789,194             $   2,277,935
      Restricted cash (note 3)                                                     512,856                        --
      Accounts receivable, net                                                  11,484,849                11,230,969
      Program contract rights, current portion                                   2,325,431                 2,276,647
      Deferred charges, primarily barter agreements                                640,145                   727,246
      Prepaid expenses and other current assets                                    851,502                 1,188,430
                                                                             -------------             -------------
          Total current assets                                                  17,603,977                17,701,227

Property and equipment, net                                                     25,709,048                23,330,692
Program contract rights, long-term portion                                       2,182,349                 1,291,568
Intangible assets, net                                                          82,137,183                78,402,585
Due from related party                                                           1,800,370                 1,951,758
Notes receivable                                                                   457,445                   461,181
Other assets                                                                        92,667                    75,297
                                                                             -------------             -------------

                                                                             $ 129,983,039             $ 123,214,308
                                                                             =============             =============

Liabilities and Members' Capital Current liabilities:

      Current portion of long-term debt (note 4)                             $   4,751,520             $   5,251,704
      Program contract rights payable, current portion                           2,430,572                 1,718,669
      Accounts payable                                                             717,748                   301,756
      Accrued compensation and benefits                                          2,043,859                 6,981,339
      Other accrued expenses                                                       979,409                   714,706
      Deferred revenue, primarily barter agreements                              1,026,238                 1,063,250
                                                                             -------------             -------------

          Total current liabilities                                             11,949,346                16,031,424

Long-term debt, excluding current portion (note 4)                              68,927,774                66,138,251
Program contract rights payable, long-term portion                               1,736,102                   983,680
                                                                             -------------             -------------

          Total liabilities                                                     82,613,222                83,153,355
                                                                             -------------             -------------

Members' capital (notes 4 and 5):

      Class A - 3,069,000 member units                                          21,346,430                21,346,430
      Class B - 5,140,500 member units                                           6,738,406                 6,738,406
      Class C - 3,421,931member units                                           21,893,829                21,893,830
      Accumulated deficit                                                       (2,608,848)               (9,917,713)

         Total members' capital                                                 47,369,817                40,060,953
                                                                             -------------             -------------
                                                                             $ 129,983,039             $ 123,214,308
                                                                             =============             =============



See accompanying notes to consolidated financial statements.

                            MAX MEDIA PROPERTIES LLC

                Consolidated Statements of Operations (unaudited)


                                                                                               Six months
                                                                                             ended June 30,

                                                                                       1997                   1998
                                                                                       ----                   ----
Gross revenues                                                                    $ 29,425,665            $ 33,452,910
Less agency commissions                                                              3,534,017               3,961,790
                                                                                  ------------            ------------

           Net revenues                                                             25,891,648              29,491,120

Operating expenses:
      General and administrative                                                     5,176,700              10,530,713
      Sales                                                                          5,315,190               5,863,769
      News                                                                           1,285,073               1,599,496
      Programming and production:

         Program amortization                                                        2,636,652               2,754,930
         Operations                                                                  2,405,736               2,425,703
      Promotions                                                                     1,647,228               1,685,829
      Engineering                                                                    1,519,111               1,695,085
      Depreciation and amortization of property and equipment                        2,046,230               2,565,851
      Amortization of intangible assets                                              3,739,586               4,131,524

           Total operating expenses                                                 25,771,506              33,252,900
                                                                                  ------------            ------------

Income (loss) from operations                                                          120,142              (3,761,780)
                                                                                  ------------            ------------

Other income (expenses):
      Interest expense                                                              (2,942,922)             (3,003,458)
      Gain on station sale, net (note 3)                                             8,511,109                      --
      Other income (expense)                                                           (26,179)                140,751
                                                                                  ------------            ------------

           Total other income (expenses), net                                        5,542,008              (2,862,707)
                                                                                  ------------            ------------

      Income (loss)                                                               $  5,662,150            $ (6,624,487)
                                                                                  ============            ============

Pro forma income data:
      Income (loss)                                                               $  5,662,150            $ (6,624,487)
      Pro forma income tax expense (benefit) (note 6)                                2,208,239              (2,583,550)
                                                                                  ------------            ------------


      Pro forma net income (loss)                                                 $  3,453,911            $ (4,040,937)
                                                                                  ============            ============



See accompanying notes to consolidated financial statements.

                            MAX MEDIA PROPERTIES LLC

                Consolidated Statements of Cash Flows (unaudited)

                                                                                                     Six months
                                                                                                    ended June 30,

                                                                                            1997                  1998
                                                                                            ----                  ----
Cash flows from operating activities:
      Income (loss)                                                                     $  5,662,150          $ (6,624,487)
                                                                                        ------------          ------------
      Reconciliation of income (loss) to net cash
         provided by operating activities:
           Depreciation and amortization of property
                and equipment                                                              2,046,230             2,565,851
           Amortization of intangible assets                                               3,739,586             4,131,524
           Amortization of program contract rights                                         1,300,108             1,013,390
           Barter program amortization                                                     1,336,546             1,741,540
           Barter program revenue                                                         (1,336,546)           (1,741,540)
           Gain on station sale, net                                                      (8,511,109)                   --
           (Gain) loss on disposal of equipment                                               44,609                27,745
           Changes in assets and liabilities, net
                of effect of station acquisitions:
                  Accounts receivable, net                                                (1,235,182)              253,880
                  Deferred charges, primarily barter agreements                             (116,970)              (87,101)
                  Prepaid expenses and other current assets                                 (121,891)             (336,492)
                  Accounts payable                                                           167,200              (415,992)
                  Accrued compensation and benefits                                          (46,171)            4,937,480
                  Other accrued expenses                                                     (76,710)             (264,703)
                  Deferred revenue, primarily barter agreements                              105,951                37,012
                                                                                        ------------          ------------

                           Net cash provided by operating activities                       2,957,801             5,238,107
                                                                                        ------------          ------------

Cash flows from investing activities:
      Acquisition of stations, net of cash deposits                                      (34,108,599)                   --
      Payments for program contract rights                                                (1,184,839)           (1,538,150)
      Purchases of property and equipment                                                 (5,191,783)             (606,864)
      Payment of organizational and start-up costs                                          (452,749)               (8,614)
      Restricted cash (deposited in) released from escrow                                   (505,162)              512,856
      Proceeds from sale of station                                                       12,506,743                    --
      Proceeds from sale of property and equipment                                           510,000                   845
      Issuance of notes receivable                                                                --               (18,176)
      Other                                                                                   (3,700)             (117,546)
                                                                                        ------------          ------------

                           Net cash used in investing activities                         (28,430,089)           (1,775,649)
                                                                                        ------------          ------------



                            MAX MEDIA PROPERTIES LLC

                Consolidated Statements of Cash Flows, Continued


                                                                                                     Six months
                                                                                                    ended June 30,
                                                                                           1997                  1998
                                                                                           ----                  ----
Cash flows from financing activities:
      Proceeds from issuance of long-term debt                                        $ 38,100,000          $         --
      Proceeds from issuance of Class C member
        units, net of expenses                                                          21,200,000                    --
      Payment to cancel Class B member units                                           (11,200,000)                   --
      Repayment of long-term debt:
           Credit Facility                                                             (21,710,000)           (2,220,000)
           Other                                                                          (134,091)              (69,339)
      Payments of loan, financing and equity issuance costs                               (336,232)                   --
      Member distributions                                                                 (89,750)             (684,378)
                                                                                      ------------          ------------

           Net cash provided by (used in) financing activities                          25,829,927            (2,973,717)
                                                                                      ------------          ------------

Net increase in cash and cash equivalents                                                  357,639               488,741

Cash and cash equivalents at beginning of period                                         1,175,542             1,789,194
                                                                                      ------------          ------------

Cash and cash equivalents at end of period                                            $  1,533,181          $  2,277,935
                                                                                      ============          ============

Supplemental disclosure of cash flow information:
      Cash paid during the period for interest                                        $  3,100,685          $  3,002,839
                                                                                      ============          ============

Supplemental disclosure of noncash investing and financing activities:
      Noncash additions to program contract rights and
           program contract rights payable                                            $    206,638          $     73,825
                                                                                      ============          ============

      Noncash additions to long-term debt
           obligations (note 5)                                                       $    829,071          $         --
                                                                                      ============          ============


     The Company assumed liabilities in 1997 in connection with station acquisitions as more fully described in note 3.

See accompanying notes to consolidated financial statements.

                            MAX MEDIA PROPERTIES LLC
                   Notes to Consolidated Financial Statements
                                   (unaudited)

(1)  Basis of Presentation

     The accompanying interim financial statements of Max Media Properties LLC (the "Company") are unaudited. In the opinion of the Company's management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the Company's consolidated financial position as of June 30, 1998 and the consolidated results of its operations and its cash flows for the six-month periods ended June 30, 1997 and 1998.

     The consolidated interim financial statements included herein have been prepared in accordance with generally accepted accounting principles and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations.

     These consolidated interim financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1997. Certain 1997 amounts have been reclassified for comparability with the 1998 financial statement presentation.

     Results for interim periods presented are not necessarily indicative of results that may be expected for the entire year.

(2)  Sale of the Company

     On December 2, 1997, the Class A member and one of the Class C members entered into agreements to sell all the issued and outstanding shares of each member to one buyer. Simultaneously, the Class B member and one of the other Class C members entered into agreements to sell their respective member units, equity interests in other members and limited partnership interests to this buyer. The Company is also a party to each of these purchase agreements. The aggregate purchase price is $255,000,000 plus the assumption of certain liabilities consisting primarily of program contract rights payable. A portion of this purchase price will be used to repay all long-term debt and make certain payments contingent on the closing of the transaction. Cash, accounts receivable, notes receivable and certain other immaterial assets are excluded from this transaction. The transaction closed July 3, 1998.

(3)  Acquisitions and Dispositions

     (a)  Acquisitions

          On January 3, 1997, the Company acquired the assets of WMMP-TV, Charleston, South Carolina for approximately $3.4 million plus the assumption of approximately $612,000 of liabilities and paid $850,000 for a three-year agreement not to compete.

          On January 31, 1997, the Company acquired the assets of WFOG AM/FM and WPTE-FM, Norfolk, Virginia for approximately $15.2 million.

                            MAX MEDIA PROPERTIES LLC
                   Notes to Consolidated Financial Statements
                                   (unaudited)

          On March 14, 1997, the Company acquired the assets of KETK-TV, Tyler, Texas and substantially all the assets of KLSB-TV, Nacogdoches, Texas (other than FCC licenses and certain related assets) for approximately $16.9 million plus the assumption of certain immaterial liabilities. Simultaneously, the Company entered into a 10-year time brokerage agreement to operate KLSB-TV.

          The following is a summary of the assets acquired, liabilities assumed and consideration given for the above-stated acquisitions:


                   Deferred charges, primarily barter agreements   $   225,177
                   Program contract rights                             737,652
                   Property and equipment                            7,023,608
                   FCC licenses                                     20,105,728
                   Goodwill                                            249,553
                   Other intangible assets                           9,119,698
                                                                   -----------

                       Total assets acquired                        37,461,416
                                                                   -----------
                   Less:
                   Deferred revenue assumed, primarily
                      barter agreements                                225,177
                   Program contract rights payable assumed             510,858
                   Other liabilities assumed                            32,714
                                                                   -----------

                   Cash paid for acquisitions                      $36,692,667
                                                                   ===========


          The Company allocated the aggregate consideration to the tangible and intangible assets based on their respective fair values. Goodwill was recorded as the excess of the purchase price over the assets acquired.

     (b)  Dispositions

          On January 28, 1997, the Company sold the assets of KKLZ-FM, Las Vegas, Nevada for approximately $12.5 million, net of commissions and other selling expenses, including a two-year agreement not to compete, which resulted in a gain of approximately $8.5 million. The Company agreed to indemnify and hold harmless the purchaser from certain losses, liabilities, damages, costs and expenses. The Company placed $500,000 in escrow for a period of one year to serve as security for the performance of the Company's indemnification obligations. The escrow fund is included in restricted cash in the accompanying consolidated financial statements at December 31, 1997.

(4)  Long-term Debt

     The Company maintains a $100 million Credit Facility consisting of a $36 million term facility, an $11.2 million term facility, a $47.8 million reducing revolving credit facility and a $5 million non-reducing revolving credit facility. Amounts outstanding under the $11.2 million term facility are guaranteed by the Class B member.

                            MAX MEDIA PROPERTIES LLC
                   Notes to Consolidated Financial Statements
                                   (unaudited)


     The Credit Facility is secured by all of the member units and assets of the Company. Outstanding principal under the Credit Facility bears interest at a floating rate based in part on the Company achieving certain operating cash flow ratios. Interest on outstanding borrowings was 7.66% and 8.16% at June 30, 1998 and December 31, 1997, respectively. The Company is obligated to pay a quarterly commitment fee on the average daily unused portion of the reducing and non-reducing revolving credit facilities at an annual rate of 0.375% to 0.50% depending on certain operating cash flow ratios and an annual agency fee of $30,000.

     Amounts outstanding under the term loans must be repaid over an eight-year period in quarterly installments beginning in 1997 with final payment required no later than June 30, 2004. The non-reducing revolving credit facility must be paid in full by June 30, 2004.

     The Credit Facility contains substantial restrictive covenants, including restrictions on the Company's ability to incur additional debt, acquire interests in other business entities, sell, mortgage, pledge or otherwise encumber any of its assets, make capital expenditures or make distributions to the members (other than distributions used to pay taxes attributable to the operations of the Company), without the prior written consent of the lenders. In addition, the Company is required, among other things, to maintain certain operating ratios.

     To reduce the impact of changes in interest rates, the Company is required to maintain interest rate protection on a minimum of 50% of the aggregate amount outstanding under the Credit Facility. At June 30, 1998, the Company has two outstanding interest rate cap agreements which expire on September 30, 1999 and October 1, 1999 and which limit the rate of interest to 8.50% and 7.50%, respectively. The principal amounts related to these agreements aggregate $40,512,500 at June 30, 1998.

(5)  Members' Capital

     The Company was organized under the Virginia Limited Liability Company Act and the members are generally not liable for any debts or other obligations of the Company. Under the terms of its January 1, 1996 Operating Agreement, the Company will cease to exist on December 31, 2045 unless earlier terminated. The Company has three classes of member units. With the exception of the right to elect the Company's Board of Managers, all units are identical. Holders of a majority of the Class A and Class B member units each have the right to elect four of the eight members of the Company's Board of Managers. Holders of Class C member units are not entitled to vote for members of the Board. Net profits and losses are allocated in proportion to the members' respective percentage interests.

     On February 14, 1997, the Operating Agreement was amended to admit additional members. The Company issued 3,321,931 Class C member units to the new members for net proceeds of approximately $21.2 million. On March 13, 1997, the Company paid $11.2 million and incurred transactions costs of approximately $455,000 and other long-term obligations of approximately $818,000 in connection with the cancellation of 1,690,500 Class B member units.

                            MAX MEDIA PROPERTIES LLC
                   Notes to Consolidated Financial Statements
                                   (unaudited)


(6)  Income Taxes

     The pro forma income tax expense (benefit) presented on the consolidated statements of operations represents the estimated taxes that would have been recorded had the Company been a C corporation for income tax purposes for each of the periods presented. The pro forma income tax expense (benefit) is as follows:


                                                                Pro forma
                                                                Six months
                                                              ended June 30,
                                                          1997               1998
                                                      -----------   -----------
                                    Federal           $ 1,925,131   $(2,252,326)
                                    State                 283,108      (331,224)
                                                      -----------   -----------

                                    Total pro forma   $ 2,208,239   $(2,583,550)
                                                      ===========   ===========


         A reconciliation of the statutory federal income tax rate and the pro forma effective rate is as follows:


                                                                    1997       1998
                                                                    ----       ----

                                Statutory tax rate                   34%        34%
                                Effect of state income taxes,
                                   net of federal tax benefit         5%         5%
                                                                     --         --

                                Pro forma effective tax rate         39%        39%
                                                                     ==         ==